Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 29, 2013, relating to the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Biomet, Inc. for the year ended May 31, 2013, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

March 28, 2014